Miravant Medical Technologies                                 September 25, 1997
Common Stock Purchase Warrant Certificate



                                    EXHIBIT B
                             TO AMENDMENT AGREEMENT


NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                              AMENDED AND RESTATED
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                            Dated: September 25, 1997

      to Purchase [NO] Shares of Common Stock, par value $.01 per Share, of

                          Miravant Medical Technologies

         Miravant Medical Technologies, a Delaware corporation (the "Company"), hereby certifies that [HOLDER] its permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on September 25, 1997, and terminated on December 25, 2001 ("Termination Date") up to [NO](#) shares (each a "Share" and collectively the "Shares") of the Company's common stock par value $.01 per Share (the "Common Stock"), at an exercise price of Thirty-Five Dollars ($35.00) per Share (the "Exercise Price"). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

         1.       Exercise of Warrants.

                  (a) Upon presentation and surrender of this Common Stock Purchase Warrant Certificate ("Warrant Certificate" or "Certificate"), accompanied by a completed Election to Purchase in the form attached hereto as Exhibit A (the "Election to Purchase") duly executed, at the principal office of the Company currently located at 7408 Hollister Avenue, Santa Barbara, CA 90401,
Attn: Gary S. Kledzik, Chief Executive Officer, (or such other office or agency of the Company within the United States as the Company may designate to the Holder) together with a check payable to, or wire transfer to, the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, the Company or the Company's Transfer Agent, as the case may be, shall within three (3) business days deliver to the Holder hereof certificates of fully paid and non-assessable Common Stock which in the aggregate represent the number of Shares being purchased; provided, however, that the Holder may elect to utilize the cashless exercise provisions set forth below in lieu of tendering the Exercise Price in cash. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. All or less than all of the Warrants represented by this Certificate may be exercised and, in case of the exercise of less than all, the Company, upon surrender hereof, will at the Company's expense deliver to the Holder a new Warrant Certificate or Certificates of like tenor and dated the date hereof entitling said holder to purchase the number of Shares represented by this Certificate which have not been exercised and to receive Registration Rights with respect to such Shares.

                  (b) Cashless Exercise. Notwithstanding the foregoing provision regarding payment of the Exercise Price in cash, the Holder may, unless the Company has prior to Holder's delivery of an Election to Purchase, notified the Holder in writing that cashless exercise of the Warrant will not be honored (and the Company has not withdrawn such notice), elect to receive a reduced number of Shares in lieu of tendering the Exercise Price in cash. The Company may, at any time prior to delivery by Holder of a Election to Purchase, by notice in writing rescind any previously delivered notice requiring cash exercise. In the case of cashless exercise the number of Shares to be issued to the Holder shall be computed using the following formula:


                                    X = Y(A-B)
                                    ----------
                                            A

where:            X = the number of Shares to be issued to the Holder;
                  Y = the number of Shares to be exercised under this Warrant Certificate;
                  A = the Market Value (defined below) of one share of Common Stock; and
                  B = the Exercise Price.

As used herein, "Market Value" refers to the closing bid price of the Common Stock (as reported by Bloomberg, L.P.) on the day before the date that Election to Purchase and this Warrant Certificate are duly surrendered to the Company for a full or partial exercise hereof. Notwithstanding the foregoing definition, if the Common Stock is not listed on a national securities exchange or quoted in the Nasdaq System at the time said Election to Purchase is submitted to the Company in the foregoing manner, the Market Value of the Common Stock shall be as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition, or other consolidation pursuant to which the Company is not the surviving entity, in which case the Market Value of the Common Stock shall be deemed to be the value received by the Company's common stockholders pursuant to such merger, acquisition or other consolidation.

                  (c) Company Redemption Right. Prior to the Termination Date, the Company shall be entitled to redeem this Warrant Certificate for the price of one cent ($0.01) in the event that the closing bid price of the Common Stock (as reported by Bloomberg, L.P.) for the twenty (20) consecutive trading days immediately preceding a particular date (the "Calculation Date") is greater than Sixty Dollars ($60.00) per Share (subject to adjustment in accordance with Section 4 hereof); provided however, that the Company shall have such right if and only if at all times during such twenty (20) trading day period of time the Shares of Common Stock were listed on NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange and at all times during such period of time the Shares issuable upon exercise of the Warrants were registered for resale pursuant to an effective registration statement, were included in a current and deliverable prospectus, and were listed for trading on each principal exchange or market on which the shares of Common Stock of the Company were then traded. If the Company wishes to redeem the Warrants, it shall within three (3) trading days of the Calculation Date (the "Notice Date") give the Holder written irrevocable notice of its intent to redeem this Warrant Certificate or else be prohibited from redeeming this Warrant Certificate in connection with such Calculation Date. That irrevocable written notice shall specify the number of Warrants to be redeemed (i.e., the number of Common Shares that will cease to be issuable pursuant to this Warrant Certificate); this Warrant Certificate shall be exerciseable through and including the date set for redemption, which shall be five (5) trading days after the Notice Date. If the Company chooses to submit a notice to redeem this Certificate covering a greater number of Shares than the proportionate number of Shares that have been removed from the transfer restrictions pursuant to Section 1.5 of the Lock-Up Agreement dated September 22, 1997 by and between the Company and the Holder, as amended, the number of Shares removed from the transfer restrictions pursuant to such
Section 1.5 will automatically be increased to the higher number of Shares specified in such notice.

         2. Exchange, Transfer and Replacement. (a) At any time prior to the exercise hereof, this Certificate may be exchanged upon presentation and surrender to the Company, alone or with other Certificates of like tenor of different denominations registered in the name of the same Holder, for another Certificate or Certificates of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

                  (b) Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant Certificate of like tenor.

                  (c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant Certificate in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant Certificate shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrant Certificates pursuant to this Section 2.

                  (d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant Certificate or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant Certificate (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant Certificate has been issued, as well as the name and address of each transferee and each prior owner of this Warrant Certificate.

         3. Rights and Obligations of Holders of this Certificate. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of some or all of the Warrants, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

         4.       Adjustments.

                  (a) Stock Dividends, Reclassifications, Recapitalizations, Etc. In the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

                  (b) Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4(a), (y) any rights, options, warrants or securities described in Section 4(c) and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant Certificate immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be such Current Market Value (as hereinafter defined) per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. No adjustment shall be made pursuant to this
Section 4(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant Certificate or increasing the Exercise Price.

                  (c) Rights Issue. In the event that at any time or from time to time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock to all holders of Common Stock (other than in connection with the adoption of a shareholder rights plan by the Company) without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that as of the record date for such issuance is less than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant Certificate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrant or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, option, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise or each Warrant Certificate or of increasing the Exercise Price.

                  (d)  Combination:  Liquidation.  (i)  Except  as  provided  in
Section 4(d)(ii) below, in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant Certificates the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant Certificate been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof). Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The provisions of this Section 4(d)(i) shall similarly apply to successive Combinations involving any Successor Company. "Combination" means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  (ii) In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant Certificates, as if the Warrant Certificates had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4(d)(ii), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant Certificates.

                  (e) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant Certificates is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant Certificates in accordance with Section 10 a certificate of the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant Certificates after giving effect to such adjustment.

                  (f) Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register (as defined in Section 2(d)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant Certificate and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                  (g) Current Market Value. "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a "Trading Day") during the period commencing ten (10) Trading Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than ten (10) consecutive Trading Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Trading Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five (5) Trading Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

                  (h) Other Adjustments. If the event of any other transaction of the type contemplated by this Section 4, but not expressly provided for by the provisions hereof, the Board of Directors of the Company will make appropriate adjustment in the Exercise Price so as to equitably protect the rights of the Holder.

                  (i) No Impairment of Holder's Rights. The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

         5. Company's Representations.

                  (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable and free from all taxes, liens, claims and encumbrances.

                  (b) The Company covenants and agrees that it will at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including this Warrant Certificate.

                  (c) The Company shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant Certificate) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant Certificate; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the company issuable upon the exercise of this Warrant Certificate if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.


                  (d) The Company has taken all necessary action and proceedings as required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the principal market on which the Common Stock is traded, for the legal and valid issuance of this Warrant Certificate to the Holder under this Warrant Certificate.

                  (e) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                  (f) With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission ("SEC") that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (iii) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         6. Registration Rights. The Holder is entitled to the benefit of such registration rights in respect of the Shares as are set forth in the Registration Rights Agreement dated as of September 25, 1997, as amended, by and between the Company and the Holder.

         7. Fractional Shares: Legends. (a) In lieu of issuance of a fractional share upon any exercise hereunder, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. (b) Prior to registration of the shares of Common Stock underlying this Warrant Certificate, all such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the 1933 Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant Certificate.

         8. Disposition of Warrants or Shares. The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

         9. Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

         10. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9):


                  If to the Company:

                  Miravant Medical Technologies
                  7408 Hollister Avenue
                  Santa Barbara, CA 93117
                  Attention: Gary S. Kledzik, Chief Executive Officer
                  Fax: (805) 685-2959
                  Tel:  (805) 685-9880

                  If to the Holder:

                  [HOLDER]
                  [ADDRESS]
                  Attention:
                  Facsimile:

                  with a copy to:

                  [HOLDER COUNSEL]
                  [ADDRESS]
                  New York, NY 10176
                  Attention:
                  Facsimile:

                  With a copy to:

                  Shoreline Pacific Institutional Finance
                  3 Harbor Drive, Suite 211
                  Sausalito, CA  94965
                  Attention:  General Counsel
                  Fax:  (415) 332-7808
                  Tel:  (415) 332-7800

Notwithstanding the time of effectiveness of notices set forth in this Section, an Election to Purchase shall not be deemed effectively given until it has been duly completed and submitted to the Company together with the original Warrant Certificate to be exercised and payment of the Exercise Price in a manner set forth in this Section.

          11. Governing Law:Jurisdiction.This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law (in respect of matters of corporation law) and the laws of the State of California (in respect of all other matters) applicable to contracts made and to be performed in the State of California. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 10 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive the right to trial by jury under applicable law.

         12. Successors and Assigns. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         13. Headings. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

         14. Severability. If any provision of this Warrant Certificate is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant Certificate, and the balance hereof shall be interpreted as if such provision were so excluded.

         15. Modification and Waiver. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

         16. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant Certificate may not be exercised by the Holder to the extent that, after giving effect to Certificate Shares to be issued pursuant to an Election to Purchase, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of ownership of this Warrant Certificate, or ownership of other securities that have actions on the Holder's rights to convert or exercise similar to the limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the Holder's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock; provided that the Holder may waive the limitation of this Section 16 (i) upon 61 days prior written notice or
(ii) immediately upon a merger in which the Company does not survive, the sale of all or substantially all of the Company's assets, the failure of the Company's current stockholders to any longer hold more than 50% of the Company's voting securities, or any similar change in control transaction. The delivery of an Election to Purchase by the Holder shall be deemed a representation by such Holder that it is in compliance with this paragraph. The term "deemed beneficially owned" as used in this Warrant Certificate shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercise of this Warrant Certificate.

         17. Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant Certificate were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant Certificate and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

         18.  Assignment.   This  Warrant  Certificate  may  be  transferred  or
assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant Certificate and, upon the Company's receipt hereof, and in any event, within three (3) business days thereafter, the Company shall issue a Warrant Certificate to the Holder to evidence that portion of this Warrant Certificate, if any as shall not have been so transferred or assigned.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.
                                                   MIRAVANT MEDICAL TECHNOLOGIES


Date:_________________                      By:_________________________________
                                            Gary S. Kledzik
                                            Chief Executive Officer

Common Stock Purchase Warrant Certificate


                              ELECTION TO PURCHASE

                          To Be Executed by the Holder
                      in Order to Exercise the Common Stock
                          Purchase Warrant Certificate

         The undersigned Holder hereby elects to exercise _______ of the Warrants represented by the attached Common Stock Purchase Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for securities be issued in the name of:

                  ----------------------------------------------------------
                     (Please type or print name and address)
                  ==========================================================
                  ----------------------------------------------------------
                 (Social Security or Tax Identification Number)
and delivered to:______________________________________________________________
_____________________________________________________________________________ .
                 (Please type or print name and address if different from above)

If such number of Warrants being exercised hereby shall not be all the Warrants evidenced by the attached Common Stock Purchase Warrant Certificate, a new Common Stock Purchase Warrant Certificate for the balance of such Warrants shall be registered in the name of, and delivered to, the Holder at the address set forth below.

         [In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of Miravant Medical Technologies.] or [The undersigned elects cashless exercise in accordance with Section 1(b) of the Common Stock Purchase Warrant Certificate.]

                                     HOLDER:



Dated:___________________            By:_____________________________________
                                     Name:
                                     Title:
                                     Address:

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)



For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of Miravant Medical Technologies, a Delaware corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Miravant Medical Technologies, a Delaware Corporation, with full power of substitution of premises.




Dated:                                  By:
                                        Name:
                                        Title:
                                       (signature must conform to name of holder
                                        as specified on the fact of the warrant)


                                        Address:




Signed in the presence of :